Exhibit 99.1

Contacts:	Daniel J. Thomas	Thomas E. Kiraly
	President and	Executive Vice President and
	Chief Executive Officer	Chief Financial Officer
	(972) 364-8111	(972) 364-8217

CONCENTRA OPERATING CORPORATION REPORTS FOURTH QUARTER

AND YEAR-END RESULTS

ADDISON, Texas, February 13, 2007 – Concentra Operating Corporation (“Concentra” or the “Company”) today announced results for the fourth quarter and year ended December 31, 2006. The Company reported consolidated Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“Adjusted EBITDA”) of $28,620,000 for the quarter compared with $34,160,000 reported during the same period in 2005. The Company’s results for the quarter included $12,377,000 in expenses associated with the previously announced settlement of a class action lawsuit in Louisiana. Concentra computes Adjusted EBITDA in the manner prescribed by its bond indentures, and a reconciliation of Adjusted EBITDA to net income is provided within this press release.

The Company reported Adjusted EBITDA for the full year of $170,960,000 as compared to $165,022,000 in the prior year. In addition to expenses related to the class action lawsuit settlement, the Company’s current year results also included $3,953,000 in professional and other related expenses related to a potential transaction that was evaluated in the second quarter.

Revenue for the fourth quarter of 2006 increased 10% to $328,108,000 from $297,758,000 in the year-earlier period. Fourth quarter revenue reflected growth in all areas of the Company, but most notably in the Company’s Health Services and Network Services segments. The Company’s results for the fourth quarter are comparable to the year-earlier amounts with respect to Concentra’s 2005 acquisition of Beech Street Corporation (“Beech Street”), which was completed on October 3, 2005. In addition, the late October 2005 acquisition of Occupational Health + Rehabilitation Inc (“OH+R”) benefited reported growth.

Concentra’s gross margin for the quarter increased 12% to $72,144,000 from $64,589,000 in the same period last year. Operating income decreased to $15,577,000 as compared to $19,529,000 in the fourth quarter of last year primarily due to expenses associated with the settlement of the class action lawsuit in Louisiana. Due in part to an increase of $764,000 in interest expense in the fourth quarter of 2006 and the recognition of a loss of $6,029,000 in the prior-year period for the early retirement of debt, the Company’s loss from continuing operations totaled $353,000 for the fourth quarter of 2006 versus a loss of $143,000 in the year-earlier quarter.

As of December 22, 2006, the Company sold its First Notice Systems, Inc. subsidiary (“FNS”) for $50 million in cash, of which Concentra applied approximately $25 million to the repayment of its senior term indebtedness. Accordingly, the direct revenue and expenses associated with the FNS operations have been aggregated, along with the gain on sale, and are presented as discontinued operations in the Company’s financial results for 2006 and 2005. Net income for the fourth quarter, including discontinued operations, was $3,362,000 versus $212,000 in the fourth quarter of 2005.

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Concentra Announces Fourth Quarter Results

February 13, 2007

Concentra’s revenue for the year increased 15% to $1,298,829,000 from $1,133,347,000 for 2005, while gross profit increased 19% to $305,347,000 for 2006 from $256,740,000 for 2005. Operating income declined to $116,580,000 for 2006 from $122,303,000 for 2005, as general and administrative expenses increased to $183,070,000 in 2006 from $132,439,000 in previous year. Higher general and administrative expenses for 2006 were primarily a result of the settlement of the class action lawsuit in Louisiana; increases in non-cash equity compensation expense to $9,518,000 in 2006 versus $4,162,000 in 2005; the incurrence of professional and other related expenses related to a potential transaction that was evaluated in the second quarter; and increases related to the acquisitions of OH+R and Beech Street during the fourth quarter of 2005. Additionally, due to an increase of $10,319,000 in interest expense in 2006, and considering the recognition of a $19,000,000 income tax benefit in the results for 2005, as well as the prior-year loss of $6,029,000 on early retirement of debt, income from continuing operations for 2006 was $28,163,000 versus $52,276,000 in the prior year. Net income for 2006, including discontinued operations, was $32,737,000 versus $53,801,000 for 2005.

“We are pleased to report that 2006 ended on a strong note for Concentra,” said Daniel Thomas, President and Chief Executive Officer. “Our two largest segments, Health Services and Network Services, each reported solid revenue growth and gross profit improvements for the fourth quarter and full year. In Health Services, we overcame a slow start to the year and a decrease in the frequency of workers’ compensation injuries to report a 2.3% increase in same-center revenue per day for the quarter and a 3.0% increase for the year. We credit this achievement to our efforts to manage our business prudently in the current environment, diversify our business within the division, and take advantage of rate increases in key states.

“For the year, our most significant improvement came in our Network Services segment, which reflected the addition of Beech Street for the full year as well as the addition of two key new group health clients,” Thomas said. “I think it is important to note that, while we realized the cost and integration synergies from Beech Street at a pace slightly ahead of our plan, the increase in revenue has come slower than we expected. As we continue to integrate this asset, we expect to see ongoing growth in this area in 2007, accompanied by additional operational and cost efficiencies.”

Thomas added, “We are pleased with Concentra’s strong performance during 2006 and the positive indications that we witnessed in our operations as the year came to an end. We believe these trends will enhance our growth prospects for 2007 and provide us with an opportunity to expand the reach of our business in the coming years.”

On February 8, 2007, the Company announced that it had entered a definitive agreement to sell its Workers’ Compensation Managed Care Services businesses to Coventry Health Care, Inc. for total consideration of $387,500,000. This divestiture comprises Concentra’s Workers’ Compensation Network Services (through which it provides its provider bill review and re-pricing services, and its FOCUS preferred provider organization), Field Case Management, Telephonic Case Management, Independent Medical Exams, and its Pharmacy Benefit Management business (First Script Network Services). These businesses generated a total of approximately $323,900,000 of revenue in 2006. Concentra will retain its health centers as well as its cost containment, claims review, claims re-pricing and network management services provided to group health and auto insurers. Completion of the transaction is subject to closing conditions, as well as regulatory, lender and other customary approvals. Concentra estimates that the transactions will result in net after-tax proceeds of approximately $265,000,000, of which it

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Concentra Announces Fourth Quarter Results

February 13, 2007

currently anticipates that approximately $255,000,000 will be used to prepay a portion of its senior term indebtedness.

At December 31, 2006, Concentra had $101,896,000 in unrestricted cash and short-term investments. Operating cash flows for the year ended December 31, 2006, were $112,145,000 as compared to $141,799,000 in the prior year, with the decrease in comparative operating cash flows being primarily related to strong collections of accounts receivable in 2005. Concentra’s days sales outstanding were 52 at December 31, 2006, versus 51 at the end of last year.

Concentra Operating Corporation, a wholly owned subsidiary of Concentra Inc., is dedicated to improving the quality of life by making healthcare accessible and affordable. Serving the occupational, auto and group healthcare markets, Concentra provides employers, insurers and payors with a series of integrated services that include employment-related injury and occupational healthcare, urgent care services, in-network and out-of-network medical claims review and repricing, access to preferred provider organizations, case management and other cost containment services. Concentra provides its services to approximately 200,000 employer locations and more than 1,000 insurance companies, group health plans, third-party administrators and other healthcare payors. The Company has 310 health centers located in 40 states. It also operates the Beech Street PPO network.

A public, listen-only simulcast of Concentra’s fourth quarter conference call will begin at 9:00 a.m. Eastern Standard Time tomorrow (February 14, 2007) and may be accessed via the Company’s web site, www.concentra.com. Investors are requested to access the call at least 15 minutes before the scheduled start time in order to complete a brief registration. An online replay using the same link will be available shortly after the conclusion of the live broadcast and will continue through March 14, 2007.

This press release contains certain forward-looking statements, which the Company is making in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and that the Company’s actual results may differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, changes in nationwide employment and injury rate trends; operational, financing and strategic risks relating to the Company’s capital structure, acquisitions and growth strategy; the adverse effects of litigation judgments or settlements; interruption in its data processing capabilities; risks associated with the successful completion of the Company’s pending divestiture transaction; the potential adverse impact of governmental regulation on the Company’s operations; competitive pressures; adverse changes in market pricing, demand and other conditions relating to the Company’s services; possible fluctuations in quarterly and annual operations; and dependence on key management personnel. Additional factors include those described in the Company’s filings with the Securities and Exchange Commission.

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Concentra Announces Fourth Quarter Results

February 13, 2007

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Unaudited Consolidated Statements of Operations

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
REVENUE:
Health Services	$192,693	$171,964	$762,559	$667,053
Network Services	85,398	76,654	333,736	264,296
Care Management Services	50,017	49,140	202,534	201,998

Total revenue	328,108	297,758	1,298,829	1,133,347

COST OF SERVICES:
Health Services	164,485	149,015	630,890	550,149
Network Services	47,499	41,630	184,811	152,625
Care Management Services	43,980	42,524	177,781	173,833

Total cost of services	255,964	233,169	993,482	876,607

Total gross profit	72,144	64,589	305,347	256,740

General and administrative expenses	55,015	43,384	183,070	132,439
Amortization of intangibles	1,552	1,676	5,697	3,424
Gain on sale of assets	—	—	—	(1,426)

Operating income	15,577	19,529	116,580	122,303

Interest expense, net	16,846	16,082	66,802	56,483
(Gain) loss on fair value of economic hedges	31	(218)	(60)	(87)
Loss on early retirement of debt	—	6,029	—	6,029
Other, net	847	662	4,036	3,264

Income (loss) before income taxes	(2,147)	(3,026)	45,802	56,614
Provision (benefit) for income taxes	(1,794)	(2,883)	17,639	4,338

Income (loss) from continuing operations	(353)	(143)	28,163	52,276
Gain from discontinued operations, net of tax	(3,715)	(355)	(4,574)	(1,525)

Net income	$3,362	$212	$32,737	$53,801

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Concentra Announces Fourth Quarter Results

February 13, 2007

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2006	December 31, 2005
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$46,639	$65,057
Short-term investments	55,257	—
Restricted cash and short-term investments	4,281	4,723
Accounts receivable, net	183,685	171,357
Prepaid expenses and other current assets	44,367	43,773

Total current assets	334,229	284,910

PROPERTY AND EQUIPMENT, NET	132,102	124,556

GOODWILL AND OTHER INTANGIBLE ASSETS, NET	638,224	664,090

RESTRICTED LONG-TERM INVESTMENTS	2,008	—

OTHER ASSETS	27,158	29,809

	$1,133,721	$1,103,365

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES:
Revolving credit facility	$—	$—
Current portion of long-term debt	611	20,074
Accounts payable and accrued expenses	179,772	163,774

Total current liabilities	180,383	183,848

LONG-TERM DEBT, NET	800,339	840,756

DEFERRED INCOME TAXES AND OTHER LIABILITIES	101,768	72,599

STOCKHOLDER’S EQUITY	51,231	6,162

	$1,133,721	$1,103,365

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Concentra Announces Fourth Quarter Results

February 13, 2007

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2006	2005
OPERATING ACTIVITIES:
Net income	$32,737	$53,801
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	39,741	36,485
Amortization of intangibles	5,697	3,424
Restricted stock amortization and equity-based compensation	10,489	4,162
Gain on sale of assets	(16,505)	(1,426)
Gain on change in fair value of economic hedges	(60)	(87)
Write-off of deferred financing costs	—	6,029
Deferred income taxes	26,296	1,094
Write-off of fixed assets	426	737
Changes in assets and liabilities:
Accounts receivable, net	(14,552)	20,047
Prepaid expenses and other assets	(441)	(575)
Accounts payable and accrued expenses	28,317	18,108

Net cash provided by operating activities	112,145	141,799

INVESTING ACTIVITIES:
Purchases of short-term investments	(60,957)	—
Purchases of property, equipment and other assets	(49,098)	(49,143)
Acquisitions, net of cash acquired	(12,019)	(220,826)
Proceeds from sale of assets	50,000	1,699
Sales of short-term investments	5,700	—

Net cash used in investing activities	(66,374)	(268,270)

FINANCING ACTIVITIES:
Borrowings (payments) under revolving credit facilities, net	—	—
Repayments of debt	(61,178)	(400,065)
Distributions to minority interests	(3,447)	(823)
Payment of deferred financing costs	(46)	(4,063)
Contribution from issuance of common stock by parent	423	10,160
Tax benefit associated with stock options exercised	59	—
Proceeds from the issuance of debt	—	525,000

Net cash provided by (used in) financing activities	(64,189)	130,209

NET (DECREASE) INCREASE IN CASH	(18,418)	3,738
CASH, BEGINNING OF PERIOD	65,057	61,319

CASH, END OF PERIOD	$46,639	$65,057

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Concentra Announces Fourth Quarter Results

February 13, 2007

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Unaudited Reconciliation of Net Income to Adjusted EBITDA

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Net income	$3,362	$212	$32,737	$53,801

Provision (benefit) for income taxes	(1,794)	(2,883)	17,639	4,338
Interest expense, net	16,846	16,082	66,802	56,483
Depreciation expense	9,516	9,698	39,741	36,485
Amortization of intangibles	1,552	1,676	5,697	3,424
Amortization of equity-based compensation	2,324	3,067	10,489	4,162

EBITDA	31,806	27,852	173,105	158,693

(Gain) loss on fair value of economic hedges	31	(218)	(60)	(87)
Loss on early retirement of debt	—	6,029	—	6,029
Gain on sale of assets	(16,505)	—	(16,505)	(1,426)
Discontinued operations – income tax provision	13,078	313	13,644	1,287
Discontinued operations – interest expense	386	346	1,640	1,226
Minority share of depreciation, amortization and interest	(176)	(162)	(864)	(700)

Adjusted EBITDA	$28,620	$34,160	$170,960	$165,022

Computations of Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“Adjusted EBITDA”) have been provided in this press release due to the use of this measure by the holders of the Company’s 9.5% Senior Subordinated Notes and 9.125% Senior Subordinated Notes and other lenders, for purposes of determining the Company’s performance in light of its debt covenant requirements, which are stated in the Company’s debt agreements as measures that relate to Adjusted EBITDA. Adjusted EBITDA is disclosed because compliance with the liquidity covenants included in these agreements is considered material to the Company. The Company’s computations of this measure may differ from that provided by other companies due to differences in the inclusion or exclusion of items in its computations as compared to that of others. The Company’s measure of Adjusted EBITDA has been made in a manner consistent with the requirements of the indenture that relates to its 9.5% Senior Subordinated Notes and 9.125% Senior Subordinated Notes. Adjusted EBITDA is a measure that is not prescribed for under Generally Accepted Accounting Principles (“GAAP”). Adjusted EBITDA specifically excludes changes in working capital, capital expenditures and other items that are set forth on a cash flow statement presentation of a company’s operating, investing and financing activities, and it also excludes the effects of interest expense, depreciation expense, amortization expense, taxes and other items that are included when determining a company’s net income. As such, the Company would encourage a reader not to use this measure as a substitute for the determination of net income, operating cash flow, or other similar GAAP-related measures, and to use it primarily for the debt covenant compliance purposes above.

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Concentra Announces Fourth Quarter Results

February 13, 2007

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Supplemental Information

We use certain operating metrics to measure aspects of our operations. Additionally, from time to time, we provide estimates of our possible future financial performance. Our disclosure to you of this information is conditioned in its entirety by the provisions, risk factors and cautionary statements provided for you in the main text of this press release. It is being provided solely to ensure full and fair disclosure to investors in the Company’s existing debt instruments and for no other purpose.

Operating Metrics and Information:

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Health centers at period end	310	300	310	300
Total visits to health centers	1,695,268	1,621,347	7,233,286	6,570,824
Injury-related visits %	47.0%	47.6%	45.7%	46.6%
Center revenue (in thousands) [a]	$155,854	$144,638	$647,616	$579,000

Same-center performance [b]:
Visits per business day growth	0.1%	4.1%	2.6%	4.2%
Change in revenue per visit	2.3%	1.1%	0.4%	1.3%
Revenue per business day growth	2.3%	5.2%	3.0%	5.5%

Pro Forma Revenue Composition:

The following table reflects the revenue composition of workers’ compensation managed care services businesses included in the pending divestiture transaction with Coventry Health Care, Inc. (in millions):

	Reported For 2006	Businesses Pending Divestiture	Pro Forma Continuing Businesses
Health Services	$762.6	$42.2	$720.4
Network Services	333.7	108.4	225.3
Care Management Services [c]	202.5	173.3	29.2

Total revenue	$1,298.8	$323.9	$974.9

Notes:

[a]	Excludes diversified services.
[b]	Our same-center comparisons represent all centers that Health Services has operated for the previous two full years as of the date indicated, excluding centers affected by the consolidation of acquired centers.
[c]	Revenue for businesses pending divestiture excludes approximately $3.1 million from the performance of independent medical examinations for auto insurance payors that was transferred to the Company’s retained businesses effective January 1, 2007.

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